Exhibit 10.15

GINKGO BIOWORKS, INC.

INCENTIVE STOCK OPTION AGREEMENT

This Option is granted by Ginkgo BioWorks, Inc., a Delaware corporation (the “Company”), pursuant to the provisions of the Company’s 2008 Stock Incentive Plan, as amended from time to time (the “Plan”), which is incorporated herein by reference and made a part hereof. The holder of this Option (the “Holder”) hereby accepts this Option subject to all the terms and provisions of the Plan and agrees that (a) in the event of any conflict between the terms hereof and those of the Plan, the latter shall prevail, and (b) all decisions under and interpretations of the Plan by the Board or the Committee shall be final, binding and conclusive upon the Holder and his or her heirs and legal representatives.

1.	Option Grant.

Name of Holder:

Date of Grant:

Shares:	This option may be exercisable for a maximum of shares of Common Stock of the Company, $.01 par value (the “Common Stock”).

Exercise Price:	$ per share.

2.	Payment method. The Exercise Price may be paid for by the Holder by:

(i)	a personal, certified or bank check or postal money order payable to the order of the Company for an amount equal to the exercise price of the shares being purchased; or

(ii)	any of the other methods set forth in the Plan, with the consent of the Company.

3.	Expiration Date of Option. This Option shall expire on the tenth anniversary of the Date of Grant unless sooner terminated.

4.

Vesting Schedule. Subject to the provisions set forth herein and in the Plan, this Option shall become exercisable for 2.0833% of the original number of Shares granted hereby on             , 20    , and shall become exercisable for an additional 2.0833% of the original number of Shares granted hereby as of the last day of each successive calendar month thereafter until the fourth anniversary of the Vesting Start Date (defined below), at which time the Option shall be exercisable in full. The vesting of this Option shall cease upon the date of termination of employment. The Vesting Start Date shall be             , 20    .

5.	Termination of Employment. This Option shall terminate on the earliest to occur of:

(i)	the date of expiration hereof;

(ii)	immediately upon the effective date of the termination of the Holder’s employment with the Company by the Company for Cause (as defined in the Plan);

(iii)	90 days after the date of voluntary termination of the Holder’s employment with the Company by the Holder (other than for death or permanent disability as defined in the Plan); or

(iv)	90 days after the date of termination of the Holder’s employment with the Company by the Company without Cause (other than for death or permanent disability as defined in the Plan).

6.

Exercising the Option. To exercise this Option, the Holder shall deliver to the Company a Notice (as defined in the Plan), the payment for the Shares to be purchased, and any other documents requested by the Company in accordance with Section 8.2 of the Plan. This Option may not be exercised for a fraction of a Share.

7.

Company’s Right of First Refusal. Prior to the effective date of a registration statement covering shares of the Company’s Common Stock, $.01 par value (the “Common Stock”), any shares of stock issued pursuant to exercise of this Option shall be subject to the Company’s right of first refusal as set forth in Appendix A.

8.

Lock-Up Agreement. The Holder agrees for a period of up to 180 days from the effective date of any registration of securities of the Company under the Securities Act of 1933, as amended (the “Securities Act”), upon request of the Company or underwriters managing any underwritten offering of the Company’s securities, not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any shares issued pursuant to the exercise of this Option, without the prior written consent of the Company and such underwriters.

9.

Incentive Stock Option; Disqualifying Disposition. Although this Option is intended to qualify as an incentive stock option under the Internal Revenue Code of 1986 (the “Code”), the Company makes no representation as to the tax treatment upon exercise of this Option or sale or other disposition of the shares covered by this Option, and the Holder is advised to consult a personal tax advisor. Upon a Disqualifying Disposition of shares received upon exercise of this Option, the Holder will forfeit the favorable income tax treatment otherwise available with respect to the exercise of this Option. A “Disqualifying Disposition” shall have the meaning specified in Section 421(b) of the Code. As of the Date of Grant of this Option a Disqualifying Disposition is any disposition (including any sale) of such shares before the later of (a) the second anniversary of the date of grant of this Option and (b) the first anniversary of the date on which the Holder acquired such shares by exercising this Option, provided that such holding period requirements terminate upon the death of the Holder. The Holder shall notify the Company in writing immediately after making a Disqualifying Disposition of any shares of Common Stock received pursuant to the exercise of this Option, and shall provide the Company with any information that the Company shall request concerning any such Disqualifying Disposition.

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10.	Tax Withholding. The Company’s obligation to deliver Shares shall be subject to the Holder’s satisfaction or any federal, state and local income and employment tax withholding requirements.

11.

Notices. Any notice to be given to the Company hereunder shall be deemed sufficient if addressed to the Company and delivered to the offices of the Company, at 27 Drydock Ave Floor 8 Boston MA 02210, attention: President, or such other address as the Company may hereafter designate. Any notice to be given to the Holder hereunder shall be deemed sufficient if addressed to and delivered in person to the Holder at his or her address furnished to the Company or when deposited in the mail, postage prepaid, addressed to the Holder at such address.

Remainder of Page Intentionally Left Blank

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IN WITNESS WHEREOF, this Option has been executed as of the Date of Grant.

GINKGO BIOWORKS, INC.

By:
Name:
Title:

HOLDER’S ACCEPTANCE AND ACKNOWLEDGEMENT

The undersigned hereby accepts the foregoing Option and agrees to the terms and conditions thereof. The undersigned hereby acknowledges receipt of a copy of the Company’s 2008 Stock Incentive Plan as amended as of             , 20    .

/s/
Name of Holder:

Record Address:

APPENDIX A

Right of First Refusal

1.    General. Prior to the effective date of a registration statement under the Securities Act, covering any shares of the Company’s Common Stock and until such time as the Company shall have effected a public offering of its Common Stock registered under the Securities Act, in the event that, at any time when the Holder (which term for purposes of this section shall mean the Holder and his or her executors, administrators and any other person to whom this Option may be transferred by will or the laws of descent and distribution) is permitted to do so, the Holder desires to sell, assign or otherwise transfer any of the shares issued upon the exercise of this Option, the Holder shall first offer such shares to the Company by giving written notice of the Holder’s desire so to sell, assign or transfer such shares.

2.    Notice of Intended Transfer. The notice shall state the number of shares offered, the name of the person or persons to whom it is proposed to sell, assign or transfer such shares and the price at which such shares are intended to be sold, assigned or transferred. Such notice shall constitute an offer to the Company for the Company to purchase the number of shares set forth in the notice at a price per share equal to the price stated therein.

3.    Company to Accept or Decline Within 30 Days. The Company may accept the offer as to all, but not less than all, such shares by notifying the Holder in writing within 30 days after receipt of such notice of its acceptance of the offer. If the offer is accepted, the Company shall have 60 days within which to purchase the offered shares at a price per share as aforesaid. If within the applicable time periods the Holder does not receive notice of the Company’s intention to purchase the offered shares, or if payment in full of the purchase price is not made by the Company, the offer shall be deemed to have been rejected and the Holder may transfer title to such shares within 90 days from the date of the Holder’s written notice to the Company of the Holder’s intention to sell, but such transfer shall be made only to the proposed transferee and at the proposed price as stated in such notice and after compliance with any other provisions of this Option applicable to the transfer of such shares.

4.    Permitted Transfers. The following transactions shall be exempt from the provisions of this Appendix A:

(a)	any transfer of Shares to or for the benefit of any spouse, child or grandchild of the Holder, or to a trust for their benefit;

(b)	any transfer pursuant to an effective registration statement filed by the Company under the Act; and

(c)	the sale of all or substantially all of the shares of capital stock of the Company (including pursuant to a merger or consolidation).

5.    Transferred Shares to Remain Subject to Right of First Refusal. Shares that are so transferred to such transferee shall remain subject to the rights of the Company set forth in this Appendix A. As a condition to such transfer, such transferee shall execute and deliver all such documents as the Company may require to evidence the binding agreement of such transferee so to remain subject to the rights of the Company.

6.    Remedies of Company. No sale, assignment, pledge or transfer of any of the shares covered by this Option shall be effective or given effect on the books of the Company unless all of the applicable provisions of this Appendix A have been duly complied with, and the Company may inscribe on the face of any certificate representing any of such shares a legend referring to the provisions of this Appendix A. If any transfer of shares is made or attempted in violation of the foregoing restrictions, or if shares are not offered to the Company as required hereby, the Company shall have the right to purchase such shares from the owner thereof or his transferee at any time before or after the transfer, as herein provided. In addition to any other legal or equitable remedies which it may have, the Company may enforce its rights by actions for specific performance (to the extent permitted by law) and may refuse to recognize any transferee as one of its stockholders for any purpose, including, without limitation, for purposes of dividend and voting rights, until all applicable provisions hereof have been complied with.

7.    Shares Subject to Right of First Refusal. For purposes of the Right of First Refusal pursuant to this Appendix A, the term “shares” shall mean any and all new, substituted or additional securities or other property issued to the Holder, by reason of his or her ownership of Common Stock pursuant to the exercise of this Option, in connection with any stock dividend, liquidating dividend, stock split or other change in the character or amount of any of the outstanding securities of the Company, or any consolidation, merger or sale of all or substantially all of the assets of the Company.

8.    Legends on Stock Certificates. Any certificate representing shares of stock subject to the provisions of this Appendix A may have endorsed thereon one or more legends, substantially as follows:

(i)

“Any disposition of any interest in the securities represented by this certificate is subject to restrictions, and the securities represented by this certificate are subject to certain options, contained in a certain agreement between the record holder hereof and the Company, a copy of which will be mailed to any holder of this certificate without charge upon receipt by the Company of a written request therefor.”

(ii)

“The shares of stock represented by this certificate have not been registered under the Securities Act of 1933 or under the securities laws of any state and may not be pledged, hypothecated, sold or otherwise transferred except upon such registration or upon receipt by the Company of an opinion of counsel satisfactory to the Company, in form and substance satisfactory to the Company, that such registration is not required.”

9.    Right of First Refusal to Lapse Upon Registration. The restrictions imposed by this Appendix A shall terminate in all respects upon the effective date of a registration statement under the Securities Act covering any of the Company’s Common Stock.

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